Phone:	800-213-0689
www.newenergytechnologiesinc.com

Exhibit 99.1

Press Release

New Energy Researchers Develop Technology Targeting Improved Efficiency and Lower Production Costs of SolarWindow™

Columbia, MD – January 4, 2011 - New Energy Technologies, Inc. (OTCBB: NENE) today announced that scientists developing the Company’s novel SolarWindow™ technology, capable of generating electricity on see-thru glass windows, have achieved an important research breakthrough which could result in the replacement of materials prone to breakdown and degradation. Successful integration of the Company’s newly-discovered compounds could lead to improved efficiency, lower production costs and enhanced future commercial manufacturability of SolarWindow™.

 “Early-on, we focused on developing electricity-generating coatings which remain transparent and can be applied onto glass surfaces at room-temperature.  These goals were successfully achieved by our researchers and publicly demonstrated late last year,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.  “This year, our sights are set on commercial product development targets, such as power output, efficiency, durability, reliability, cost, and manufacturability.”

Researchers are also working towards the replacement of brittle and expensive materials commonly used for generating electricity on SolarWindow™ with easier to handle, low-cost liquid compounds.

New Energy’s replacement compounds support one of the most important functions for generating electricity on glass surfaces of SolarWindow™, namely, the movement of electrons.  This ‘flow’ of electrons (negatively charged particles) is fundamental to generating electric ‘current’, necessary for powering appliances and fixtures.

During ongoing development testing, these new compounds have been shown to successfully ‘mobilize’ the electrons necessary for generating electricity on SolarWindow™ prototypes.  Notably, scientists have produced these solution-based compounds without the use of expensive starting materials, and have discovered methods which allow for high reproducibility.

Unlike conventional materials used for  generating electricity on organic solar cells, New Energy’s liquid compounds, currently under development by scientists, remain see-thru,  are easy to handle, and can be applied at room temperature and without the use of high-vacuum -- all important attributes to support commercial manufacturing.

Researcher prepares New Energy’s SolarWindow™ model in lab at University of South Florida

Source: New Energy Technologies, Inc.

“Today’s announcement marks an important achievement.  Each new milestone we accomplish during research and development, and prototype fabrication, brings us one step closer to commercialization of our SolarWindow™ technology,” Mr. Conklin concluded.

New Energy’s SolarWindow™ technology -- capable of generating electricity on see-thru glass windows -- is currently under development for potential application in the estimated 5 million commercial buildings in America (Energy Information Administration) and more than 80 million single detached homes.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
(MotionPower™) roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

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(SolarWindow™) technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.